Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY

ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of China Liaoning Dingxu Ecological Agriculture Development, Inc. (the “Company”) for the nine-months ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel Sobolewski, Interim President and Interim Chief Executive Officer of the Company, do hereby certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Daniel Sobolewski
Daniel Sobolewsk
Interim President and Interim Chief Executive Officer
(Principal Executive Officer)
January 10, 2019

A signed original of this certification required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.